As filed with the Securities and Exchange Commission on February 27, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

CISCO SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

California	77-0059951
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

170 West Tasman Drive

San Jose, California 95134-1706

(Address of Principal Executive Offices) (Zip Code)

Options to purchase common stock granted under the Scientific-Atlanta, Inc. 1992 Employee Stock Option Plan, the

Long-Term Incentive Plan of Scientific-Atlanta, Inc., the Scientific-Atlanta, Inc. 1996 Employee Stock Option Plan,

the 2003 Long-Term Incentive Plan of Scientific-Atlanta, Inc. (and currently subject to the Cisco Systems, Inc. SA

Acquisition Long-Term Incentive Plan) and the Non-Employee Directors Stock Option Plan, and assumed by the Registrant

Cisco Systems, Inc. SA Acquisition Long-Term Incentive Plan

(Full title of the Plan)

John T. Chambers

President, Chief Executive Officer and Director

Cisco Systems, Inc.

300 East Tasman Drive

San Jose, California 95134-1706

(Name and Address of Agent For Service)

(408) 526-4000

(Telephone Number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value per share (2)	32,081,322	(2)	$18.64	(3)	$597,995,842.08	(3)	$63,985.56	(3)
Common Stock, $0.001 par value per share (4)	14,827,043	(4)	$19.68	(5)	$291,796,206.24	(5)	$31,222.20	(5)
TOTAL	46,908,365		N/A		N/A		$95,207.76

(1)	This Registration Statement shall also cover any additional shares of Registrant’s common stock in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s common stock.
(2)	Represents shares subject to issuance upon the exercise of stock options outstanding under the Scientific-Atlanta, Inc. 1992 Employee Stock Option Plan, the Long-Term Incentive Plan of Scientific-Atlanta, the Scientific-Atlanta, Inc. 1996 Employee Stock Option Plan, the 2003 Long-Term Incentive Plan of Scientific-Atlanta, Inc. (and currently subject to the Cisco Systems, Inc. SA Acquisition Long-Term Incentive Plan), and the Non-Employee Directors Stock Option Plan and assumed by the Registrant on February 24, 2006 pursuant to an Agreement and Plan of Merger by and among Registrant, a wholly-owned subsidiary of Registrant, and Scientific-Atlanta, Inc.
(3)	Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.
(4)	Represents shares available for future issuance under the Cisco Systems, Inc. SA Acquisition Long-Term Incentive Plan (the “Acquisition Plan”). The Acquisition Plan is an amendment, restatement and renaming of the 2003 Long Term Incentive Plan of Scientific-Atlanta, Inc. (the “2003 LTIP”), which was assumed by the Registrant on February 24, 2006 in connection with its acquisition of Scientific-Atlanta, Inc. and immediately amended, restated and renamed. Together with 2,760,006 shares subject to stock options outstanding under the 2003 LTIP that are included in the preceding row, this number includes all unissued shares reserved for issuance under the 2003 LTIP as of the Effective Time (as defined in the Acquisition Plan), including any shares subject to stock options outstanding as of the Effective Time that are subsequently forfeited or terminated before being exercised.
(5)	Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq National Market on February 21, 2006.

PART II

Item 3.	Incorporation of Documents by Reference	II-1

Item 4.	Description of Securities	II-1

Item 5.	Interests of Named Experts and Counsel	II-1

Item 6.	Indemnification of Directors and Officers	II-2

Item 7.	Exemption from Registration Claimed	II-2

Item 8.	Exhibits	II-2

Item 9.	Undertakings	II-3

SIGNATURES		II-4

EXHIBIT INDEX

EXHIBIT 5.1

EXHIBIT 23.1

EXHIBIT 23.2

EXHIBIT 24

EXHIBIT 99.1

EXHIBIT 99.2

EXHIBIT 99.3

EXHIBIT 99.4

EXHIBIT 99.5

EXHIBIT 99.6

EXHIBIT 99.7

EXHIBIT 99.8

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

Cisco Systems, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended July 30, 2005 filed with the Commission on September 19, 2005 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (No. 000-18225) filed with the Commission on January 11, 1990, together with Amendment No. 1 on Form 8-A filed with the Commission on February 15, 1990, and including any other amendments or reports filed for the purpose of updating such description.

As previously reported, beginning in fiscal 2006, the Registrant reorganized its geographic segments. Pursuant to SEC guidance, the Registrant has recast in a Current Report on Form 8-K, filed on February 10, 2006, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements that are contained in its Annual Report on Form 10-K for the year ended July 30, 2005, to reflect this change in reportable segments. The revised “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Consolidated Financial Statements so contained in the Current Report on Form 8-K, which is incorporated by reference in this prospectus, supersede the corresponding sections of the Registrant’s Annual Report on Form 10-K for the year ended July 30, 2005.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

As of the date of this Registration Statement, attorneys of Fenwick & West LLP beneficially own an aggregate of approximately 67,000 shares of the Registrant’s common stock.

Item 6. Indemnification of Directors and Officers.

Section 317 of the California Corporations Code authorizes a court to award or a corporation’s board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. The Registrant’s Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Registrant has entered into Indemnification Agreements with each of its directors and officers, and maintains directors’ and officers’ liability insurance under which its directors and officers are insured against loss (as defined in the policy) as a result of certain claims brought against them in such capacities.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date
4.1	Restated Articles of Incorporation of Cisco Systems, Inc., as currently in effect.	S-3	333-56004	4.1	February 21, 2001

4.2	Amended and Restated Bylaws of Cisco Systems, Inc., as currently in effect.	10-Q	000-18225	3.2	November 17, 2003

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24	Power of Attorney (incorporated by reference to Page II-4 of this Registration Statement).					X

99.1	Scientific-Atlanta, Inc. 1992 Employee Stock Option Plan, as amended.	10-Q	001-05517	10.3	February 7, 1997

99.2	Long-Term Incentive Plan of Scientific-Atlanta, Inc., as amended.	10-K	001-05517	10(1)	September 24, 1999

99.3	Scientific-Atlanta, Inc. 1996 Employee Stock Option Plan, as amended.	10-Q	001-05517	10.2	May 11, 2001

99.4	Cisco Systems, Inc. SA Acquisition Long-Term Incentive Plan (amends and restates the 2003 Long-Term Incentive Plan of Scientific-Atlanta) (including related form agreements)					X

99.5	Non-Employee Directors Stock Option Plan, as amended.	8-K	001-05517	10.1	February 24, 2005

99.6	Forms of Cisco Systems, Inc. Stock Option Assumption Agreement (U.S. other than non-employee directors of Scientific-Atlanta)					X

99.7	Forms of Cisco Systems, Inc. Stock Option Assumption Agreement (non-U.S.)					X

99.8	Form of Cisco Systems, Inc. Stock Option Assumption Agreement (non-employee directors of Scientific-Atlanta)					X

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement - notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 27, 2006.

Cisco Systems, Inc.

By:	/s/ John T. Chambers
John T. Chambers,
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Cisco Systems, Inc., a California corporation, do hereby constitute and appoint John T. Chambers, President, Chief Executive Officer and Director, Dennis D. Powell, Senior Vice President and Chief Financial Officer, and Mark Chandler, Senior Vice President, Legal Services, General Counsel and Secretary, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John T. Chambers John T. Chambers	President, Chief Executive Officer and Director (Principal Executive Officer)	February 27, 2006

/s/ Dennis D. Powell Dennis D. Powell	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 27, 2006

/s/ Betsy Rafael Betsy Rafael	Vice President, Corporate Controller and Principal Accounting Officer (Principal Accounting Officer)	February 27, 2006

/s/ John P. Morgridge John P. Morgridge	Chairman of the Board and Director	February 27, 2006

Carol A. Bartz	Lead Independent Director

/s/ M. Michele Burns M. Michele Burns	Director	February 27, 2006

Michael D. Capellas	Director

/s/ Larry R. Carter Larry R. Carter	Director	February 27, 2006

/s/ John L. Hennessy Dr. John L. Hennessy	Director	February 27, 2006

/s/ Richard M. Kovacevich Richard M. Kovacevich	Director	February 27, 2006

/s/ Roderick C. McGeary Roderick C. McGeary	Director	February 27, 2006

/s/ James C. Morgan James C. Morgan	Director	February 27, 2006

/s/ Steven M. West Steven M. West	Director	February 27, 2006

/s/ Jerry Yang Jerry Yang	Director	February 27, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date
4.1	Restated Articles of Incorporation of Cisco Systems, Inc., as currently in effect.	S-3	333-56004	4.1	February 21, 2001

4.2	Amended and Restated Bylaws of Cisco Systems, Inc., as currently in effect.	10-Q	000-18225	3.2	November 17, 2003

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24	Power of Attorney (incorporated by reference to Page II-4 of this Registration Statement).					X

99.1	Scientific-Atlanta, Inc. 1992 Employee Stock Option Plan, as amended.	10-Q	001-05517	10.3	February 7, 1997

99.2	Long-Term Incentive Plan of Scientific-Atlanta, Inc., as amended.	10-K	001-05517	10(1)	September 24, 1999

99.3	Scientific-Atlanta, Inc. 1996 Employee Stock Option Plan, as amended.	10-Q	001-05517	10.2	May 11, 2001

99.4	Cisco Systems, Inc. SA Acquisition Long-Term Incentive Plan (amends and restates the 2003 Long-Term Incentive Plan of Scientific-Atlanta) (including related form agreements)					X

99.5	Non-Employee Directors Stock Option Plan, as amended.	8-K	001-05517	10.1	February 24, 2005

99.6	Forms of Cisco Systems, Inc. Stock Option Assumption Agreement (U.S. other than non-employee directors of Scientific-Atlanta)					X

99.7	Forms of Cisco Systems, Inc. Stock Option Assumption Agreement (non-U.S.)					X

99.8	Form of Cisco Systems, Inc. Stock Option Assumption Agreement (non-employee directors of Scientific-Atlanta)					X